UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

XEROX HOLDINGS CORPORATION

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York New York	001-39013 001-04471	83-3933743 16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(203) 849-5216

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, the Boards of Directors of Xerox Holdings Corporation and Xerox Corporation (collectively, the “Company” or “Xerox”) appointed John G. Bruno as President and Chief Operating Officer (“COO”) of the Company, effective November 14, 2022. In this role, Mr. Bruno is responsible for developing and executing a global operations strategy for Xerox’s business support functions, including business strategy, product and service delivery, supply chain, and information technology.

Mr. Bruno, 57, previously served as Chief Operating Officer of Aon plc, a global professional services firm, from 2014 to 2021. From 2018 to 2021, in addition to his role as Chief Operating Officer of Aon plc, Mr. Bruno served as Chief Executive Officer of Aon Data & Analytic Services. Prior to joining Aon plc, Mr. Bruno served as President, Industry & Field Operations, and EVP of Corporate Development for NCR Corporation (“NCR”), a technology company listed on the New York Stock Exchange, from 2013 to 2014, as Executive Vice President and Chief Technology Officer of NCR from 2011 to 2013, and as Executive Vice President, Industry Solutions Group of NCR from 2008 to 2011. Throughout his 30-plus-year career, Mr. Bruno has held senior business, technology, and operations leadership positions with increasing responsibility at Fortune 500 companies, including United Parcel Service, Cisco Systems, Merrill Lynch, and Goldman Sachs. Mr. Bruno currently serves on the board of directors of Global Payments (NYSE: GPN) where he is chair of the compensation committee as well as a member of the technology committee, and on the board of directors of Valor Latitude Acquisition Corp. (NASDAQ: VLAT).

In connection with his appointment as President and COO, Mr. Bruno and Xerox executed an offer letter (the “Offer Letter”), dated November 14, 2022, setting forth the terms of his employment.  Pursuant to the Offer Letter, Mr. Bruno’s starting annual base salary is $750,000. Mr. Bruno is eligible to participate in the Company’s management incentive plan with a target level of 125% of base salary for 2023. Mr. Bruno is also eligible to participate in the Company’s long-term incentive (“LTI”) plan and is entitled to a 2023 annual LTI grant with a target value of $4,500,000 to be awarded at the time of the Company’s normal grant cycle, as well as a special, one-time award of restricted stock units with a value of $3,000,000 scheduled to vest over two years subject to the terms of the award agreement. Mr. Bruno will also be eligible for severance benefits under the Officer Severance Program and in connection with a change-in-control. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

As of the date hereof, there are no transactions between Mr. Bruno and the Company that would be reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Bruno and the Company pursuant to which Mr. Bruno was selected as an executive officer of the Company. There are also no family relationships between Mr. Bruno and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On November 14, 2022, the Company issued a press release announcing the appointment of Mr. Bruno as President and COO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure” of Form 8-K. Such information, including the exhibit furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated October 31, 2022 between the Company and John G. Bruno.

99.1	Xerox press release regarding appointment of John G. Bruno as President and Chief Operating Officer.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

XEROX HOLDINGS CORPORATION

Date: November 18, 2022	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary

XEROX CORPORATION

Date: November 18, 2022	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary